Exhibit 10.3

                            DISTRIBUTORSHIP AGREEMENT

     THIS AGREEMENT (Agreement) is entered into this 3rd day of February 2005, by and between Reclamation Consulting and Applications Inc., a Colorado, USA corporation ("RCAI") and ITA Asphalt Limited, a Northern Ireland corporation ("Distributor")

                                    RECITALS

     WHEREAS, RCAI manufactures and distributes the Products (as defined below).

     WHEREAS, RCAI desires to appoint Distributor to promote, market, sell, distribute and service the Products and Distributor desires to promote, market, sell, distribute and provide customer service for the Products in the Territory, defined herein below.

     THEREFORE, in consideration of the mutual representations, agreements and conditions contained in this Agreement, RCAI and Distributor hereby agree as follows:

SECTION 1: DEFINITIONS

     1.1 `Products' means asphalt, cement and related product release agents, cleaners and lubricants, in liquid form which are used in the construction and similar industries and which are sold under the Trademarks and which are non-toxic, non-explosive and environmentally compatible.

     1.2 `Territory' means the entire geographic area of the Republic of Ireland and the United Kingdom.

     1.3 `Effective Date' means the date first written above which will be concurrent with the date upon which an authorized representative of the last party to sign this Agreement does so.

     1.4 `Agreement Year' means any fiscal year of Distributor, commencing September 1st and continuing through August 31st, or any such subsequent period during the continuance of this Agreement.

     1.5 `Trademarks' means all trademarks, trade names, designs, logos or other protected or protectable commercial symbols used by RCAI to identify RCAI as the source of the Products to which RCAI grants Distributor the right of distribution hereunder and as set forth in Schedule A attached hereto.

     1.6 `Documentation' means any promotional, advertising, technical or training materials developed and furnished by RCAI to Distributor hereunder, specifically intended for the public, including customers and potential customers and concerning the promotion, distribution, application or handling of the Products 1.



1 Please supply full copies of all documents

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     1.7  `Distributor'  means  the  Distributor,  and  any  sub-distributor  or subcontractor, agent, representative, successor or assign to whom any of the rights or obligations of Distributor herein are assigned or delegated upon the prior written consent of RCAI as required under this Agreement.

SECTION 2: GRANT OF EXCLUSIVE DISTRIBUTORSHIP

     2.1 As of the Effective Date of this Agreement and for the term hereof, RCAI hereby appoints Distributor and Distributor hereby accepts the exclusive appointment to promote, sell distribute and provide customer service for the Products under the Trademarks in the Territory under the terms and conditions of this Agreement.

     2.2 RCAI agrees that it will not grant to any other party (directly or indirectly or howsoever legally constituted) any rights to distribute the Products in the Territory and will not itself sell the Products in the Territory.

     2.3 The exclusive right granted herein will apply provided Distributor uses all reasonable efforts to achieve the Minimum Sales Objectives in the Territory for each Agreement Year during the term hereof as further described in Section 4 below.

     2.4 During the term hereof, Distributor will refrain from directly promoting, distributing or servicing the Products outside the Territory by soliciting orders, establishing or operating any branch or facilities for said purposes outside the Territory, or taking any other direct action to obtain customer orders outside of the Territory.

     2.5 RCAI will use reasonable efforts to refer promptly to Distributor any customer inquiry or order originating from the Territory and to advise Distributor of such inquiries. However, Distributor will not be liable to RCAI for compensation of any kind in the event of the sale, distribution or servicing of Products by RCAI in the Territory.

     2.6 The rights of Distributor to promote, distribute or provide customer service for the Products include the right of sub-distribution or subcontract, upon the prior written consent of RCAI such consent not to be unreasonably withheld or delayed. All other rights not expressly granted in this Agreement to Distributor are reserved to RCAI.

SECTION 3: AUTHORIZED USE OF TRADEMARKS

     3.1 As of the Effective Date and for the term hereof, RCAI hereby grants Distributor the nontransferable right to use the Trademarks set forth in Schedule A hereto in connection with the promotion, distribution and servicing of the Products in the Territory. RCAI may upon reasonable prior notice in writing to Distributor amend Schedule A from time to time.

     3.2 Distributor will comply with all prior reasonable written RCAI requirements for affixing or using the Trademarks on or in connection with the Products.

     3.3 During the term hereof, Distributor will represent to customers and other third parties that Distributor is an authorized independent distributor of RCAI and the Products for the Territory.

SECTION 4: MINIMUM SALES OBJECTIVE

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     4.1 The  parties  acknowledge  that the  minimum  volume  of sales  for the
Territory (`Minimum Sales Objective') for each Agreement Year will be as described in Schedule B attached.

     4.2 Distributor territory licensing fee of $50,000 USD will be paid by Distributor to RCAI by a surcharge of__$0.27 USD (twenty-seven US cents) per litre basis for all Products accepted by Distributor (it being understood and acknowledged by the parties that one gallon equals 3.785 litres). Upon payment of the total sum of $50,000 in this manner, Distributor shall have a fully paid up license.

     4.3 Distributor will use all reasonable efforts to achieve the Minimum Sales Objective in any given Agreement Year. In particular, Distributor will: a) actively promote, distribute and service the Products in the Territory; b) diligently pursue sales leads provided by RCAI; c) initiate sales programs, campaigns, surveys, promotions and advertising programs; d) comply with all provisions of this Agreement on training and advertising; and e) respond promptly and fully to any of RCAI's reasonable written requests for information on customers or market conditions in the Territory. f) reasonably assist RCAI at RCAI's expense, when requested, in the development and testing of new products developed by RCAI

     4.4 Existing Sales Any and all existing sales within the Territory will be transferred to the Distributor upon the completion of this Agreement and the payment of the Territory licensing fee referred to in clause 4.2 above.

SECTION 5: SALES TRAINING

     5.1 RCAI will provide all requested assistance to the Distributor within 10 days of written request in connection with sales, technical and product support for the Products with a minimum of five (5) days sales, technical and product training (at no charge to the Distributor) to Distributor's sales personnel within twelve (12) months of the execution of this Agreement and at location(s) within the Territory.

     5.2 All costs relating to sales, support, and technical training, performed by RCAI personnel, or appointed representatives (other than the 5 days provided at no cost) will be billed to the Distributor at the rate of 50% of all reasonable and proper costs incurred by RCAI in providing the support.

     5.3 All direct sales support including lead generation and sales generation performed by RCAI personnel or designated representatives and as previously agreed in writing with the Distributor will be billed for time and travel expenses at the rate of 50% of all reasonable and proper incurred costs.

SECTION 6: TERMS OF DELIVERY

     6.1 Unless otherwise agreed, RCAI will deliver all Products for which it accepts purchase orders

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CIF at which time and place title to the Products and risk of loss of the
Products will pass to Distributor.

     6.2 All order will be delivered via bulk overseas containers or ISO-tainers to achieve lowest transportation costs available.

     6.3 Distributor is responsible for all costs and risks of transportation, insurance, any import duties or other charges, sales, use or other taxes, and licenses or approvals required for the transport, import, promotion, distribution and sale of the Products in the Territory, and any loss or damage sustained.

SECTION 7: TERMS OF PAYMENT

     7.1 Payments made to Distributor from RCAI will reflect the prices set forth on RCAI's Price List for the Products, attached hereto as Schedule C.

     7.2 RCAI may amend the Product/Price List of Schedule C from time to time, any changes to said prices to be effective upon ninety (90) days prior written notice by RCAI to Distributor. Any price changes will be based on increases in the cost of commodities, manufacturing and/or business operations.

     7.3 If it is necessary to convert any amount paid or payable to US dollars from any other currency, the conversion will be made at the rate of exchange prevailing for the purchase of the US dollars at noon on the date when the payment was paid or became due.

     7.4 The Distributor will tender payments to RCAI in USD either in cheque, money order, bank transfer or other unconditional methods of payment agreed by RCAI and shall pay the entire amount due for the Products upon acceptance of those Products by Distributor. All payments shall be guaranteed by a USD .00 irrevocable stand-by letter of credit (L/C). The terms and conditions of the L/C shall be as agreed between the parties and shall be in place for the term of this Agreement.

SECTION 8: QUALITY CONTROL, SAFETY STANDARDS

     8.1 In order to ensure that a high standard of reliability, application and handling of the Products is maintained and that proper use of the Trademarks in connection with the Products is made, RCAI will exercise in a reasonable manner its rights of supervision and quality control over Distributor's provision of customer service for the Products during the term of this Agreement.

     8.2 Distributor will:

     a) employ and maintain sufficient personnel to perform the obligations of Distributor herein and ensure their adequate training in accordance with this Agreement;

     b) provide customers with adequate information and training on the safe and effective handling of the Product(s) and their applications;

     c)   furnish all market  development  information  reasonably  requested by
          RCAI  in  writing   concerning  the  customers  of  Products  sold  by
          Distributor; and

     d) notify RCAI by phone, confirming in writing or confirming by e-mail, as promptly as practicable after it comes to Distributor's attention, of any customer complaints

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          regarding the Products.

     e) advertise & publicize the Products in the Territory in accordance with any reasonable RCAI advertising and promotional guidelines set forth in any Documentation or other materials, or as provided during any training or market development assistance by RCAI.

SECTION 9: LIMITED WARRANTIES AND INDEMNIFICATION FOR PRODUCTS

     9.1 RCAI hereby warrants to the Distributor:

        9.1.1 that all of the Products are completely non-hazardous, 100% bio-degradable and are made with a blend of all-natural materials and are not toxic or environmentally hazardous and that the manufacture of the Products is fully compliant with all requirements of any governmental agency in the United States or in the Territory, including specifically, but not limited to, any environmental laws.

        9.1.2 that neither the sale nor use of the Products shall cause the Distributor to infringe any intellectual property rights owned or controlled by a third party.

        9.1.3 that RCAI shall, at time of delivery of the Products, have legal title and rights of ownership of the Products and otherwise has all necessary rights, title and interest to grant the rights set forth herein to Distributor, free of any claims, liens or conflicting rights in favor of any third parties.

     9.2 RCAI hereby warrants with respect to all Products delivered to Distributor pursuant to the terms and conditions hereof that all such Products will be suitable for the applications intended, provided they are used as is intended from the date of delivery to Distributor until one (1) year from the purchase date by the end user.

     9.3 Except as provided at Section 9.6 below, RCAI's entire liability and Distributor's customers' exclusive remedy is limited to either the replacement without charge, or refund of the sale price of any Products which prove not to function as intended within the warranty period.

     9.4 RCAI will not be liable for the replacement of Products where it can be objectively demonstrated that those Products have been subjected to misuse, accident, alteration, neglect or damage.

     9.5 The warranties provided herein are the only warranties made by RCAI and
excludes  all  other  express  and  implied   warranties   including   those  of
merchantability and fitness of the Products for a particular purpose.

     9.6 RCAI shall defend, indemnify and hold Distributor harmless from any claims, actions, costs, expenses (including reasonable Attorney's fees), losses, damages or liability incurred because of the actual or alleged violation of any regulation or law as mentioned in Section 9.1 and for any actual or alleged infringement as mentioned in Section 9.2. This indemnification shall not apply unless:

        9.6.1 The Distributor shall first notify RCAI in writing of any such allegation;

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        9.6.2 The Distributor  shall make no admissions  without RCAI's consent;
and

        9.6.3 The Distributor shall allow RCAI to conduct and/or settle all negotiations and litigation and shall give RCAI all reasonable assistance in relation thereto (all the costs incurred or recovered in such negotiations and litigation being for RCAI's account).

SECTION 10: DISTRIBUTOR'S LIABILITY

     10.1 Distributor will limit its representations on warranty with regard to the Products to correspond to the provisions of this Agreement.

SECTION 11: PROPRIETARY RIGHTS

     11.1 Distributor on behalf of itself, its officers, employees, agents, representatives, and assigns:

        a) acknowledges that RCAI is the owner of all proprietary rights in the Products and the Trademarks, to which RCAI grants Distributor the rights to distribute and use pursuant to the provisions of this Agreement; and

        b) will knowingly refrain from any unauthorized or infringing use of the Products, Trademarks or any Documentation for the term hereof and thereafter.

     11.2  Promptly  after  Distributor   learns  of  any  suspected  or  actual
unauthorized third party use of the Products, Trademarks or Documentation, Distributor will notify RCAI of said unauthorized use or disclosure.

     11.3 Should RCAI decide to take any action to defend against or terminate said infringing or unauthorized use of its proprietary rights in the Distributor's Territory, Distributor will, upon RCAI's request, render any reasonable assistance RCAI may require, at RCAI's expense.

SECTION 12: TERM AND TERMINATION

     12.1 This Agreement will commence on the Effective Date hereof and will continue for an initial term of three (3) year (Initial Term). This Agreement may be renewed for one or more successive terms of 1 year each (Successive Term) by 90 days prior written notice of RCAI to Distributor. At the time of renewal Distributor will: a) have complied with its reasonable efforts obligation to achieve the Minimum Sales Objective for the Agreement Year concerned; and b) have complied with all other obligations of this Agreement to RCAI's reasonable satisfaction.

     12.2 RCAI may terminate this Agreement at any time during the Initial Term or any Successive Term by giving written notice to Distributor, notice effective upon the date given, in the event of any one or more of the following:

        a) the failure of Distributor to use its reasonable efforts to achieve the Minimum Sales Objective required hereunder;

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        b)      Distributor's  breach  of  any  material  obligation  concerning
                RCAI's proprietary rights;

        c) Distributor's material breach of any obligation or representation, other than those of paragraphs a) and b) above;
                d) Distributor's assignment of this Agreement or any of rights granted hereunder by Distributor by agreement or operation of law, without the prior written consent of RCAI;

        f) any legal or business transaction or event which causes a change in majority ownership of Distributor and effectively results in an assignment of this Agreement to owners substantially different from the owners of Distributor at the time of execution of this Agreement without the prior written consent of RCAI; and

        g) any insolvency or inability of Distributor to pay debts as and when due, or the initiation or pendency of any proceeding involving the insolvency, bankruptcy, reorganization, or liquidation of Distributor.

     12.3 In the event that RCAI claims Distributor is in breach of any provision of this Agreement, it shall give three (3) months prior written notice of such deficiency and Distributor shall have a period of three (3) months from date of receipt of aforesaid notice to cure said deficiency.

SECTION 13: EFFECTS OF TERMINATION

     13.1 Subject to the terms of this Agreement, upon valid termination, Distributor will immediately discontinue the promotion, distribution and servicing of the Products and will cease to represent itself as an authorized Distributor of RCAI.


     13.2 Distributor will further discontinue any use of RCAI's Trademarks and any Documentation. At RCAI's option, Distributor will certify destruction of Documentation.

     13.3 Distributor will refrain from using any name, mark or logo which may create a likelihood of confusion with RCAI's Trademarks and will further refrain from copying in whole or in part any of the Confidential Information or Documentation.

     13.4 Unless termination occurs for cause, Distributor may sell any Products remaining as of the date of termination, provided it does so within 30 days of the date of termination. All other Products remaining thereafter shall be purchased by RCAI from Distributor at either Distributor's blending cost which is the total of the raw materials cost of the Product and the labor costs to blend) or the cost of the Products.

     13.5 Nothing herein will relieve or extinguish any of Distributor's payment obligations under any provision of this Agreement. Nevertheless, in the event of insolvency or refusal to pay for any reason by Distributor, RCAI may take reasonable actions to mitigate its losses by sale of the Products ordered to other distributors or customers.

     13.6 Distributor will offer to RCAI and RCAI may elect to assume the rights and obligations of any

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agreements between Distributor and its customers for the service of the
Products, effective as of the date of termination or expiration.

     13.7 In no event will termination or expiration with or without cause of this Agreement entitle Distributor to any compensation by RCAI on any grounds whatsoever.

SECTION 14: GOVERNING LAW, ARBITRATION, ATTORNEY'S FEES

     14.1 Governing Law. This Agreement together with the Schedules hereto and any valid agreement subsequently entered into between the parties regarding the subject matter hereof will be governed and construed in accordance with the laws of California, United States of America.

     14.2 Dispute Resolution. In the event of any controversy or claim arising out of or relating to this Agreement, the parties agree to try in good faith to settle the claim by mediation administered by the American Arbitration Association (`AAA') before resorting to arbitration. Any controversy or claim that cannot be resolved by mediation will be settled by arbitration administered by the AAA in Orange County, California. Judgment on the award rendered by the arbitrator will be final and may be entered in any court having jurisdiction thereof.

     14.3 In the event of unauthorized use or disclosure of the Products, Trademarks, or Documentation, Distributor acknowledges that RCAI will be irreparably harmed and, as there is no adequate remedy at law, RCAI may seek and obtain injunctive relief against Distributor for any harm arising from or relating to said unauthorized use or disclosure. Moreover, should the interim measures for injunctive relief under the AAA Rules prove inadequate, RCAI may seek injunctive relief, specific performance or any other equitable relief from any competent court having jurisdiction.

     14.4 Attorney's Fees. In the event an action or arbitral proceeding is instituted relating to this Agreement, the party which the arbitrator or court of competent jurisdiction shall deem to have substantially prevailed therein shall be entitled to recover all costs, expenses, and attorney's fees adjudged by such arbitral tribunal or court.

SECTION 15: GENERAL PROVISIONS

     15.1 Relationship of the Parties. Nothing in this Agreement will be construed as creating a partnership orjoint venture between the parties or making Distributor a shareholder, agent, employee or other representative of RCAI, but in all of its operations hereunder Distributor will be an independent contractor, conduct its business at its own cost and expense and make no representation, express or implied, that it is an employee, partner, shareholder, joint venture or other representative of RCAI. Distributor will have no authority to make any representation or warranty on behalf of RCAI, except as specified in this Agreement.

     15.2 Force Majeure. In the event that either party is rendered wholly or partially unable to carry out its obligations under this Agreement due to reasons beyond its control (including, without limitation, acts of God, industrial disputes, war or civil disturbances, fire, floods, storms, earthquakes, landslides, acts of any governmental authority or agency, embargoes or unavailability of equipment or transport), the failure to so perform will be excused and not constitute default hereunder during the continuation of the intervention of such force majeure. The party affected shall give prompt notice to the other party, shall take all reasonable steps to eliminate the intervening event and shall resume performance as promptly as is practicable.

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     15.3  Assignment.  This  Agreement  will be  binding  upon and inure to the benefit of RCAI, its successors and assigns. This Agreement will not be assignable or transferable by Distributor unless prior written consent is obtained from RCAI (such consent not to be unreasonably withheld or delayed) and provided that the assignee or transferee agrees in writing to be bound by all the terms, condition and obligations of this Agreement by which Distributor is bound and Distributor remains subject to the obligations on confidentiality and proprietary rights set forth herein. Any assignment of this Agreement or any rights or obligations arising therefrom without RCAI's prior written consent shall be deemed void.

     15.4 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court or other tribunal of competent jurisdiction, this Agreement will be considered divisible as to such provision and the remaining provisions hereof will remain valid and binding.

     15.5 No Waiver. Failure or delay by either party to exercise or enforce any term, right, power or privilege of this Agreement will not operate as a waiver thereof nor will any single or partial exercise of any term, right, power or privilege preclude any other or further exercise thereof.

     15.6 Entire Agreement. This Agreement, and all schedules hereto form the entire agreement of the parties hereto with respect to the subject matter hereof. No modification, renewal, extension or waiver of this Agreement or any of its provisions will be binding unless made in writing and signed by each party's duly authorized representative, except as to the Schedules attached hereto, which RCAI may amend from time to time during the term hereof.

     15.7 Survival. Neither termination nor expiration will affect any right or obligation of either party hereunder which by its terms continues beyond the effective date of termination or expiration.

     15.8 Notices. Unless otherwise provided herein, any notice or other written communication required or permitted in connection with this Agreement will be properly given when made in writing and sent by first-class registered or certified airmail, return receipt requested, or by courier or other personal delivery service, and properly addressed to the appropriate party at the address set forth below, until changed by written notice. Notice shall be effective when given, provided it is given in accordance with this Section 15.8.

                  If to RCAI:             Gordon Davies
                                          RCAI
                                          23832 Rockfield Blvd., Ste. 275
                                          Lake Forest, CA 92630

                                          Liam Brown
                  If to Distributor:      ITA Asphalt Limited
                                          Unit 2
                                          Twin Spires Centre
                                          155 Northumberland Street Belfast
                                          BT13 2JF
                                          Northern Ireland



     15.9 Third Party Rights. Except insofar as this Agreement expressly provides that a third party may in his own right enforce a term of this Agreement, a person who is not a party to this Agreement has no right to

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rely upon or  enforce  any term of this  Agreement.  Neither  party may  declare itself a trustee of the rights under this Agreement for the benefit of any third party


     IN WITNESS WHEREOF, RCAI and Distributor have each caused this Agreement to be executed on its behalf by it's duly authorized officer as of the date first written above.




RCAI


By: /s/ GORDON DAVIES                       By: /s/ LIAM BROWN
    -----------------                           --------------
        Gordon Davies                               Liam Brown
        President                                   Director